EXHIBIT 10.1

AMENDMENT NO. 1
TO INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of March 6, 2018, to the Investment Management Trust Agreement (as defined below) is made by and among Jensyn Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Amended and Restated Investment Management Trust Agreement dated as of March 2, 2016 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a special meeting of stockholders of the Company held on March 5, 2018, the Company stockholders approved (i) a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation to provide that the date by which the Company shall be required to effect a Business Combination shall be on or June 5, 2018 (the “ Extended Date”) and (ii) a proposal to extend the date on which to commence liquidating the Trust Account in the event the Company has not consummated a business combination by the Extended Date; and

WHEREAS, on the date hereof, the Company is filing the Charter Amendment with the Secretary of State of the State of Delaware.

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary, affirmed by counsel for the Company and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by CCM, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by June 5, 2018, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders promptly after such date.”

2. Section 2(c) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(k) The limited distributions referred to in Section 2(a) above shall be made only from income collected on the Property. Except as provided in Section 2(a), no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) and 2(e) hereof.”

3. A new Section 2(e) is hereby inserted into the Trust Agreement immediately following Section 2(d) to read as follows:

“(e) Upon the receipt of an Amendment Notification Letter (as defined below), the Trustee shall distribute to Public Stockholders who exercised their conversion rights in connection with an Amendment (as defined below), an amount equal to the pro rata share of the Property relating to the shares of Common Stock for which such Public Stockholders have exercised conversion rights in connection with such Amendment.”

4. A new Section 3(f) is hereby inserted in the Trust Agreement immediately following Section 3(e) as follows:

“(f) If the Company seeks to amend any provision of its Amended and Restated Certificate of Incorporation relating to stockholders’ rights or pre-Business Combination activity (including the time within which the Company has to complete a Business Combination) (in each case an “Amendment”), the Company will provide the Trustee with a letter (an “Amendment Notification Letter”) in the form of Exhibit D providing instructions for the distribution of funds to Public Stockholders who exercise their conversion option in connection with such Amendment.”

6. A new Exhibit D, attached hereto, is hereby added to the Trust Agreement immediately following Exhibit C of the Trust Agreement.

7. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

8. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

9. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

10. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis E. Wolf, Jr
Name:	Francis E. Wolf, Jr.
Title:	Vice President

JENSYN ACQUISITION CORP.

By:	/s/ Jeffrey J. Raymond
Name:	Jeffrey J. Raymond
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to the Investment Management Trust Agreement]

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Cynthia Jordan, Accounting Department

Re: Trust Account No. [  ] Stockholder Conversion Instruction

Ladies and Gentlemen:

Pursuant to Section 2(e) of the Amended and Restated Investment Management Trust Agreement between Jensyn Acquisition Corp. (the “ Company” ) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of March 2, 2016, as amended (the “Trust Agreement”), the Company hereby requests that you deliver to the Public Stockholders who have properly elected to have their Common Stock converted into cash in connection with the stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to extend the time in which the Company must complete a Business Combination or liquidate the Trust Account $ ___________ of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

You are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the accounts designated by such Public Stockholders:

Very truly yours,

JENSYN ACQUISITION CORP.

By:
Name:
Title:

D-1